PROMISSORY NOTE
                                 ---------------

                                                             _____________, 1998


         FOR VALUE RECEIVED, WESTMARK MORTGAGE CORPORATION, a California corporation (the "Company"), hereby unconditionally promises to pay to the order of FIRST UNION NATIONAL BANK, a national banking association (the "Lender"), at its office located at One First Union Center, TW-06, 301 South College Street, Charlotte, North Carolina 28288, in lawful money of the United States and in immediately available funds, on the dates required under that certain Mortgage Loan Warehousing Agreement dated as of _____________, 1998 by and between the Company and the Lender (as the same may be amended, extended or replaced from time to time, the "Agreement" and with the capitalized terms not otherwise defined herein used with the meanings given such terms in the Agreement), the principal amount of each Loan made under the Agreement.

         The Company further agrees to pay interest in like money and funds at the office of the Lender referred to above, on the unpaid principal balance hereof from the date advanced until paid in full on the dates and at the applicable rates set forth in the Agreement. The holder of this Note is hereby authorized to record the date and amount of each Loan, the date and amount of each payment of principal and interest, and applicable interest rates and other information with respect thereto, on the schedules annexed to and constituting a part of this Note (or by any analogous method the holder hereof may elect consistent with its customary practices) and any such recordation shall, absent manifest error, constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make a notation or the inaccuracy of any notation shall not limit or otherwise affect the obligations of the Company under the Credit Documents.

         This Note is the Note referred to in, and is entitled to all the benefits of, the Agreement. Reference is hereby made to the Agreement and to the Security Agreement for rights and obligations of payment and prepayment, collateral security, Events of Default and the rights of acceleration of the maturity hereof upon the occurrence of an Event of Default.

         The Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence or forebearance granted by any holder of this Note to any party now or hereafter liable hereon. Any transferees of this Note, or endorser, guarantor or surety paying this Note in full, shall succeed to all rights of Lender, and Lender shall be under no further responsibility for the exercise thereof or the Loan evidenced hereby. Nothing herein shall limit any right granted to Lender by other instrument or by law.

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         This Note shall be governed by, and construed in accordance with, the laws of the State of North Carolina, and is being executed and sealed by the duly authorized officers of the Company as of the day and year first above written.


                                           WESTMARK MORTGAGE CORPORATION,
                                           a California corporation



                                           By:__________________________________
                                              Name:_____________________________
                                              Title:____________________________




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